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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 5, 2003

                             WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                    000-20537             13-3429953
 (State or other jurisdiction of      (Commission            (IRS Employer
 incorporation or organization)       File Number)        Identification No.)

 4211 W. BOY SCOUT BOULEVARD, TAMPA, FLORIDA                      33607
  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (813) 871-4811


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 9.   REGULATION FD DISCLOSURE

On February 5, 2003, Walter Industries issued a press release setting forth Walter Industries, Inc.'s fourth-quarter 2002 earnings. A copy of Walter Industries, Inc.'s press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

Walter Industries, Inc.'s forecast for fiscal year 2003 is based on, among other events, four longwall moves occurring at subsidiary Jim Walter Resources, Inc.'s coal mines during the year. During the February 6, 2003 conference call with investors, Walter Industries, Inc. estimated that there would be one longwall move during 2003.

In one of Jim Walter Resources, Inc.'s mines, the longwall is moved approximately every six months; in each of the other two mines, it is moved approximately every 11-12 months.

One of the longwall moves is tentatively scheduled for the first quarter of 2003, while three other moves are tentatively scheduled for the second half of the year, the timing of which could change depending on the pace of longwall mining, geological conditions, and other factors.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 WALTER INDUSTRIES, INC.


                                 By:    /s/ CHARLES E. CAUTHEN
                                        -----------------------------------
                                 Title: Charles E. Cauthen
                                        Sr. Vice President and Controller

Date:  February 6, 2003


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EXHIBIT INDEX

(99) Press release, dated:  February 5, 2003, issued by Walter Industries, Inc.